EXHIBIT 17(d)
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                               POWER OF ATTORNEY

STATE OF:         TEXAS
COUNTY OF:        BEXAR

Know all men by these presents that the undersigned Director of USAA MUTUAL FUND, INC., a Maryland Corporation, (the "Company"), constitutes and appoints Michael J. C. Roth, David G. Peebles, Michael D. Wagner, and Mark S. Howard, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign registration statements in his capacity as a Director of the Company on any form or forms filed under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments thereto, with all
exhibits,   instruments,  and  other  documents  necessary  or  appropriate  in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

/S/ROBERT G. DAVIS                               July 19, 2000
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Robert G. Davis                                  Date
Director

On this 19 day of July, 2000, before me, Patricia M. McClain, the undersigned Notary Public, personally appeared Robert G. Davis, known to me to be the person whose name is subscribed to the above Power of Attorney, and acknowledged that he executed it.

WITNESS my hand and official seal

My Commission Expires:                            /S/ PATRICIA M. MCCLAIN
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August 17, 2003                                  Notary Republic
---------------                                  State of Texas

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Notary Public
State of Texas
Patricia M. McClain
MY COMMISSION EXPIRES
August 17, 2003
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